SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 17, 2003

BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way Fort Smith, Arkansas		72919

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code (479) 201-2000

Item 5. Other Events and Required Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EX-4.1 2.75% Convertible Subordinated Note
EX-4.2 Indenture
EX-4.3 First Supplemental Indenture
EX-99.1 Press Release dated October 17, 2003
EX-99.2 Press Release dated October 22, 2003

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Required Regulation FD Disclosure.

     On October 22, 2003, Beverly Enterprises, Inc. (the “Company”) announced that it has closed its public offering of $115,000,000 principal amount of its 2.75% Convertible Subordinated Notes due 2033 (the “Notes”), which includes $15,000,000 in principal amount of the Notes sold pursuant to the exercise in full of the underwriters’ over-allotment option. The Company has executed the related Indenture and the First Supplemental Indenture, each between the Company and The Bank of New York, as Trustee, and dated as of October 22, 2003. A copy of the global note representing the Notes is attached hereto as Exhibit 4.1. Copies of the executed Indenture and First Supplemental Indenture are attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively. In addition, the Company announced that it has closed its previously announced $210,000,000 million new senior credit facility. As a result of the sale of the additional $15,000,000 in principal amount of the Notes to cover over-allotments, the Company reduced the $150,000,000 term loan portion of its new senior credit facility to $135,000,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

4.1	2.75% Convertible Subordinated Note due 2033.

4.2	Indenture, dated as of October 22, 2003, between Beverly Enterprises, Inc. and The Bank of New York, as Trustee.

4.3	First Supplemental Indenture, dated as of October 22, 2003, between Beverly Enterprises, Inc. and The Bank of New York, as Trustee.

99.1	Press Release of Beverly Enterprises, Inc. dated October 17, 2003.

99.2	Press Release of Beverly Enterprises, Inc. dated October 22, 2003.

Item 9. Regulation FD Disclosure.

A copy of the Company’s press release dated October 17, 2003 announcing the exercise of the over-allotment option for the Notes is attached hereto as Exhibit 99.1.

A copy of the Company’s press release announcing the closing of the public offering of the Notes, the closing of the new senior credit facility and the reduction in the term loan portion of the new senior credit facility is attached hereto as Exhibit 99.2.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2003	BEVERLY ENTERPRISES, INC

	By:	/s/ Pamela H. Daniels

	Name: Title:	Pamela H. Daniels Senior Vice President, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	2.75% Convertible Subordinated Note due 2033.

4.2	Indenture, dated as of October 22, 2003, between Beverly Enterprises, Inc. and The Bank of New York, as Trustee.

4.3	First Supplemental Indenture, dated as of October 22, 2003, between Beverly Enterprises, Inc. and The Bank of New York, as Trustee.

99.1	Press Release of Beverly Enterprises, Inc. dated October 17, 2003.

99.2	Press Release of Beverly Enterprises, Inc. dated October 22, 2003.

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